Exhibit 21

The following is a list of subsidiaries as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Name of Company Place of Incorporation
1700 Insurance Company Ltd.	Bermuda
Fortune Brands Finance Canada Ltd.	Ontario, Canada
Fortune Brands Global Plumbing Group LLC	Delaware
Fortune Brands Global Plumbing Group I UK Co. Limited	United Kingdom
FB Global Plumbing Group Holdings Limited	United Kingdom
Domotec Holdings Limited	United Kingdom
Victoria & Albert Products Proprietary Limited	South Africa
Victoria & Albert Holdings UK Limited	United Kingdom
Fortune Brands Plumbing Holding LLC	Delaware
Rohl LLC	California
Fortune Brands Storage & Security LLC	Delaware
Sentry Safe, Inc.	New York
Master Lock Company LLC	Delaware
Master Lock Canada Inc./Serrures Master Lock Canada Inc.	Canada
Master Lock de Nogales, S.A. de C.V.	Mexico
Master Lock Europe, S.A.S.	France
TMLC Safes, S.A. de C.V.	Mexico
MasterBrand Cabinets, Inc.	Delaware
MasterBrand US Holdings Corp.	Delaware
FBHS Holding Luxembourg S.a.r.l.	Luxembourg
KCMB Nova Scotia Corp.	Nova Scotia, Canada
MBCI Canada Partnership	Manitoba, Canada
Kitchen Craft of Canada	Canada
Global Plumbing Group Holding Luxembourg S.C.S.	Luxembourg
Global Plumbing Group I Sarl	Luxembourg
Global Plumbing Group II Sarl	Luxembourg
Global Plumbing Group Canada ULC	Nova Scotia, Canada
Moen	Ontario, Canada
Riobel Inc.	Quebec, Canada
Anafree Holdings, Inc.	Delaware
Anaheim Manufacturing Company	Delaware
Moen Incorporated	Delaware
Fortune Brands Global Plumbing International S.á.r.l.	Luxembourg
Moen China, Limited	Hong Kong
Moen (Shanghai) Kitchen & Bath Products Co., Ltd.	China
Moen Hong Kong Holding Co. Limited	Hong Kong
Moen (Changshu) Kitchen and Bath Products Co., Ltd.	China
Shaws Since1897 Limited	England
TCL Manufacturing Ltd.	England
NHB Industries Limited	Canada
Norcraft Companies, Inc.	Delaware
Norcraft Companies, L.P.	Delaware
Norcraft Canada Corporation	Nova Scotia, Canada
Master Woodcrafters Holding Luxembourg S.C.sp.	Luxembourg
Woodcrafters Home Products S.ar.l.	Luxembourg
MI Service Company LLC	Delaware
Woodcrafters Home Products, S de RL de CV	Mexico
Woodcrafters Home Products, LLC	Delaware
Fortune Brands Doors, Inc.	Delaware
Winwood Insurance Company, Ltd.	Bermuda
Therma-Tru Corp.	Ohio
Fypon LLC	Delaware
Fypon (Yantai) Architectural Millwork Co., Ltd.	China
Puertas y Vidrios de Matamoros, S.A. de C.V.	Mexico